UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

On August 22, 2022, Aspira Women’s Health Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C., as the sole underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell, in an underwritten public offering (the “Offering”), 12,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase up to 12,000,000 shares of Common Stock (the “Warrants”). Each share of Common Stock is being sold together with one Warrant to purchase one share of Common Stock, at a price to the public of $0.75 per share and related Warrant.

The gross proceeds from the Offering are expected to be $9.0 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company. The Offering is expected to close on August 25, 2022, subject to the satisfaction of customary closing conditions.

Underwriting Agreement

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations and warranties contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may have been used for purposes of allocating risk between the parties rather than establishing matters as facts, and may be subject to materiality and other limitations agreed upon by the contracting parties. Accordingly, stockholders should not rely upon such representations and warranties as characterizations of the actual state of facts or condition of the Company or its subsidiaries and affiliates.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference into this Current Report on Form 8-K, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of such exhibit.

Warrants

The Warrants are being issued pursuant to a common stock purchase warrant (“Form of Warrant”). Each Warrant has an initial exercise price equal to $0.88 per share of Common Stock and are exercisable for five years from the date of issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment in the event of certain subdivisions and combinations, including by any stock split or reverse stock split, stock dividend, recapitalization or otherwise. The exercise of the Warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined in accordance with the terms of the Warrants) more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after giving effect to the exercise.

If, at any time during the term of the Warrants, the issuance of shares of Common Stock upon exercise of the Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the shares of Common Stock issued upon such cashless exercise would take on the characteristics of the Warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the Warrants.

In the event of a fundamental transaction, as described in the Form of Warrant, which generally includes any merger or consolidation by the Company with or into another entity, or the sale of all or substantially all of the Company’s assets, the holders of the Warrants, at their option, will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity will assume the obligations under the Warrants. Additionally, as more fully described in the Form of Warrant, in the event of certain fundamental transactions, the holders of the Warrants may elect to receive consideration, in the form of either cash or the same kind the holders of the Company’s common stock received, depending on the type of fundamental transaction, in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

There is no established trading market available for the Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system.

The form of Warrant is filed as Exhibit 4.1 hereto and is incorporated by reference into this Current Report on Form 8-K, and the foregoing description of the terms of the Warrants is qualified in its entirety by reference to the full text of such exhibit.

The Offering (including the shares of Common Stock issuable from time to time upon exercise of the Warrants) is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-252267) filed with the Securities and Exchange Commission on January 20, 2021, including the prospectus dated January 28, 2021 contained therein, as the same has been supplemented.

The opinion of the Company’s counsel regarding the validity of the securities issued in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of August 22, 2022, by and between Aspira Women’s Health Inc. and William Blair & Company, L.L.C.

4.1*	Form of Warrant

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted in accordance with SEC rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: August 24, 2022	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer